Exhibit 10.76

 STANDBY EQUITY DISTRIBUTION AGREEMENT

THIS AGREEMENT (“Agreement”), dated as of November 2, 2011 (the “ Execution Date”) is between GREYSTONE CAPITAL PARTNERS, a Nevada Corporation (the “Investor”), and BIOHEART, INC., a corporation organized and existing under the laws of the State of Florida (the “Company”).

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company, up to $3,000,000 of the Company’s common stock, par value $0.001 per share (the “Common Stock”); and

 WHEREAS, such offers and sales of the Common Stock by the Company, in exchange for the Commitment Amount will be made subsequent to the Effective Date (hereinafter defined) and otherwise will be made in reliance upon the provisions of Regulation D (“Regulation D”) of the Securities Act of 1933, as amended, and the regulations promulgated thereunder (the “Securities Act”), and or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder; and

WHEREAS, any resales of the Common Stock by the Investor will be made solely pursuant to the Registration Statement.

NOW, THEREFORE, the parties hereto agree as follows:

Article I. Certain Definitions

Section 1.01

“Advance” shall mean the portion of the Commitment Amount (hereinafter defined) requested by the Company in an Advance Notice.

Section 1.02

“Advance Date” shall mean the third (3rd) Trading Day (hereinafter defined) after the applicable Advance Notice Date (hereinafter defined) for each Advance.

Section 1.03

“Advance Notice” shall mean a written notice in the form of Exhibit A attached hereto to the Investor executed by an officer of the Company and setting forth the Advance amount that the Company requests from the Investor.

Section 1.04

“Advance Notice Date” shall mean each date the Company delivers (in accordance with of this Agreement) to the Investor an Advance Notice requiring the Investor to purchase shares of Common Stock from the Company subject to the terms of this Agreement. No Advance Notice Date shall be less than five (5) Trading Days after the prior Advance Notice Date.

Section 1.05

“Closing” shall mean any one of the closings of a purchase and sale of the Common Stock wherein the sale of Common Stock and the payment of the relevant Purchase Price (hereinafter defined) is completed pursuant to this Agreement.

Section 1.06

“Commitment Amount” shall mean the aggregate amount of up to $3,000,000 which the Investor has agreed to provide to the Company in exchange for the purchase by the Investor of the Common Stock pursuant to the terms and conditions of this Agreement.

Section 1.07

“Commitment Period” shall mean the period commencing on the Effective Date, and expiring upon the termination of this Agreement in accordance with Section 10.02 hereof.

Section 1.08

“Common Stock” shall have the meaning set forth in the recitals of this Agreement.

Section 1.09

“Damages” shall mean any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable attorney’s fees and disbursements and costs and expenses of expert witnesses and investigation).

Section 1.10

“Effective Date” shall mean the date on which the SEC first declares effective the Registration Statement.

Section 1.11

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Section 1.12

“Investor’s Shares” shall have the meaning set forth in Section 12.04(b) of this Agreement.

Section 1.13

“Material Adverse Effect” shall mean any condition, circumstance, or situation that may result in, or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Agreement or the transactions contemplated herein, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement.

Section 1.14

“Market Price” shall mean the lowest daily VWAP of the Common Stock during a Pricing Period.

Section 1.15

“Maximum Advance Amount” shall be, for each Advance Notice, an amount equal to the product of (i) the Market Price, and (ii) a number of shares of the Common Stock equal to fifty percent (50%) of the average Weekly Volume (hereinafter defined) during the ten (10) consecutive Trading Days immediately prior to an Advance Notice Date.

Section 1.16

[reserved]

Section 1.17

“Person” shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

Section 1.18

“Pricing Period” shall mean the five (5) consecutive Trading Days immediately preceding an Advance Notice Date.

Section 1.19

“Principal Market” shall mean the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the American Stock Exchange, the OTC Bulletin Board or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

Section 1.20

“Purchase Price” shall be equal to eighty percent (80%) of the Market Price during the relevant Pricing Period.

Section 1.21

 “Registrable Securities” shall mean the Shares to be issued hereunder (i) in respect of which the Registration Statement has not been declared effective by the SEC, (ii) which have not been sold under circumstances meeting all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act (“Rule 144”) or (iii) which have not been otherwise transferred to a holder who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend.

Section 1.22

“Registration Rights Agreement” shall mean the Registration Rights Agreement dated the date hereof, regarding the filing of the Registration Statement for the resale of the Registrable Securities, entered into between the Company and the Investor.

Section 1.23

“Registration Statement” shall mean a registration statement on Form S-1 or on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the resale of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement and the Registration Rights Agreement, and in accordance with the intended method of distribution of such securities), for the registration of the resale by the Investor of the Registrable Securities under the Securities Act.

Section 1.24

“Regulation D” shall have the meaning set forth in the recitals of this Agreement.

Section 1.25

“SEC” means the United States Securities & Exchange Commission.

Section 1.26

“Securities Act” shall have the meaning set forth in the recitals of this Agreement.

Section 1.27

“Shares” shall mean the Investor’s Shares and the shares of the Common Stock to be issued to the Investor by the Company from time to time hereunder pursuant to Advances.

Section 1.28

“Trading Day” shall mean any day during which the New York Stock Exchange shall be open for business.

Section 1.29

“VWAP” means, as of any date, the daily dollar volume-weighted average price for such security on such date as reported by Bloomberg, LP through its “Historical Price Table Screen (HP)” with Market: Weighted Ave function selected, or, if no dollar volume-weighted average price is reported for such security on such date, then the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security on such date.

Section 1.30

“Weekly Volume” means the shares of the Company’s common stock traded on the Principal Market during the period of five (5) consecutive trading days immediately prior to an Advance Notice Date.

Article II. Advances

Section 2.01

Advances. Subject to the terms and conditions of this Agreement, the Company, at its sole and exclusive option may, by the delivery in the Company’s sole discretion of Advance Notices, issue and sell to the Investor and the Investor shall purchase from the Company, shares of the Common Stock.

Section 2.02

Mechanics.

(a)

Advance Notice. At any time and from time to time during the Commitment Period, the Company may, subject to the conditions set forth in this Agreement, require the Investor to purchase shares of Common Stock by delivering an Advance Notice to the Investor; provided however, that (i) the amount for each Advance as designated by the Company in the applicable Advance Notice shall not be more than the Maximum Advance Amount, and (ii) the aggregate amount of the Advances pursuant to this Agreement shall not exceed the Commitment Amount. The Company acknowledges that the Investor may sell shares of the Company’s Common Stock corresponding with a particular Advance Notice after the Advance Notice is received by the Investor. No Advance Notice Date shall be less than five (5) Trading Days after the delivery date of the prior Advance Notice Date.

(b)

Date of Delivery of Advance Notice. Advance Notices shall be delivered in accordance with the instructions set forth on the bottom of Exhibit A. An Advance Notice shall be deemed delivered on (i) the Trading Day it is received by facsimile, email or otherwise by the Investor if such notice is received prior to 5:00 pm Eastern Time, or (ii) the immediately succeeding Trading Day if it is received by facsimile email or otherwise after 5:00 pm Eastern Time on a Trading Day or at any time on a day which is not a Trading Day. No Advance Notice may be deemed delivered on a day that is not a Trading Day.

Section 2.03

Closings. Each Closing shall take place on each applicable Advance Date in accordance with the procedures set forth below.  In connection with each Closing the Company and the Investor shall fulfill each of its obligations as set forth below:

(a)

Prior to two o’clock pm, EST (1400 hours) on each Advance Date, the Investor shall deliver to the Company a written document (each a “Settlement Document”) setting forth the amount of the Advance (taking into account any adjustments pursuant thereto), the Purchase Price, the number of shares of the Common Stock to be issued and subscribed for, and a report by Bloomberg, LP indicating the VWAP for each of the Trading Days during the relevant Pricing Period, in each case taking into account the terms and conditions of this Agreement.

(b)

Upon receipt of the Settlement Document with respect to each Advance, the Company shall (i) immediately review and either approve such Settlement Document or provide any corrections to the Settlement Document (a “Corrected Settlement Document”) and return it to the Investor on such Advance Date, and (ii) along with the return of each Settlement Document or Corrected Settlement Document confirm that it has all the legal rights and power necessary for the issuance of the shares of the Common Stock applicable to such Advance and that the sale and issuance of such shares of the Common Stock shall be legally permitted by all laws and regulations to which the Company is subject or that the Company shall have the availability of exemptions therefrom.

(c)

Upon receipt of any Corrected Settlement Document pursuant to the above, the Investor shall immediately review and either approve such Corrected Settlement Document or if the Investor feels additional corrections are necessary, such Corrected Settlement Document will be promptly submitted to an independent, reputable appraiser jointly selected by the Company and the Investor. Such appraiser will review and if necessary, revise, such Corrected Settlement Document. The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne equally by both parties.

(d)

Immediately after a Settlement Document or Corrected Settlement Document with respect to an Advance is deemed final, (i) the Company shall deliver to the Investor such number of shares of the Common Stock registered in the name of the Investor as shall equal (x) the amount of the Advance, divided by (y) the Purchase Price (as each of (x) and (y) are specified in such Settlement Document or Corrected Settlement Document), and (ii) upon receipt of such shares, the Investor shall deliver to the Company the amount of the Advance specified in such Settlement Document or Corrected Settlement Document by wire transfer of immediately available funds. The certificates evidencing such shares of the Common Stock delivered pursuant hereto shall be free of restrictive legends. If so indicated in the Settlement Document or Corrected Document, such shares of the Common stock shall be delivered by the Company’s transfer agent via DWAC to the Investor’s account.

(e)

On or prior to the Advance Date, each of the Company and the Investor shall deliver to the other all documents, instruments and writings required to be delivered by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

(f)

Each of the Company and the Investor acknowledge and agree that with respect to each Settlement Document that “time is of the essence” with respect to a Closing occurring on, or as close as possible to the, the relevant Advance Date, and with respect to each Corrected Settlement Document that “time is of the essence” with respect to a Closing occurring immediately after either (i) approval of such Corrected Settlement Document by the Investor, or (ii) receipt by the parties of the appraiser’s determination.

Section 2.04

Hardship; Penalties. In the event the Investor sells shares of the Company’s common stock after receipt of an Advance Notice and the Company fails to deliver to the Investor at the Closing the shares of the Common Stock corresponding to the applicable Settlement Document or Corrected Settlement Document pursuant to Section 2.03, the Company acknowledges that the Investor shall suffer financial hardship and therefore shall be liable for any and all losses, commissions, fees, or financial hardship caused to the Investor. If the Company does not issue to the Investor when due the shares of the Common Stock corresponding to the applicable Settlement Document or Corrected Settlement Document pursuant to Section 2.03, then the Company will pay the Investor as liquidated damages, as its sole remedy in such event, the sum of two hundred and no/100 dollars ($200.00) for each ten thousand and no/100 dollars ($10,000.00) or portion thereof of such Advance for each of the first five (5) calendar days, and four hundred and no/100 dollars ($400.00) for each calendar day thereafter that such shares of the Common Stock remain unissued.

Article III. Representations and Warranties of Investor

Investor hereby represents and warrants to, and agrees with, the Company that the following are true and correct as of the date hereof and will be true and correct as of each Advance Date:

Section 3.01

Organization and Authorization. The Investor is duly incorporated or organized and validly existing in the jurisdiction of its incorporation or organization and has all requisite power and authority to purchase and hold the Shares. The decision to invest and the execution and delivery of this Agreement by the Investor, the performance by the Investor of its obligations hereunder and the consummation by the Investor of the transactions contemplated hereby have been duly authorized by the Investor and requires no other proceedings on the part of the Investor. The Investor has the right, power and authority to execute and deliver this Agreement and all other instruments (including, without limitation, the Registration Rights Agreement), on behalf of the Investor. This Agreement has been duly executed and delivered by the Investor and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms.

Section 3.02

Evaluation of Risks. The Investor has such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Company and of protecting its interests in connection with this transaction. It recognizes that its investment in the Company involves a high degree of risk.

Section 3.03

No Legal Advice From the Company. The Investor acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

Section 3.04

Investment Purpose. The Shares are being purchased by the Investor for its own account, and for investment purposes. The Investor agrees not to assign or in any way transfer the Investor’s rights to the Shares or any interest therein and acknowledges that the Company will not recognize any purported assignment or transfer except in accordance with applicable Federal and state securities laws. No other Person has or will have a direct or indirect beneficial interest in the Shares. The Investor agrees not to sell, hypothecate or otherwise transfer the Shares unless the Shares are registered under Federal and applicable state securities laws or unless, in the opinion of counsel satisfactory to the Company, an exemption from such registration requirement is available.

Section 3.05

Accredited Investor. The Investor is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D of the Securities Act.

Section 3.06

Information. The Investor and its advisors (and its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information it deemed material to making an informed investment decision. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement. The Investor understands that its investment involves a high degree of risk. The Investor is in a position regarding the Company, which, based upon employment, family relationship or economic bargaining power, enabled and enables such Investor to obtain information from the Company in order to evaluate the merits and risks of this investment. The Investor has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to the transactions contemplated by this Agreement.

Section 3.07

Receipt of Documents. The Investor and its counsel have received and read in their entirety: (i) this Agreement and Exhibit A annexed hereto; (ii) all due diligence and other information necessary to verify the accuracy and completeness of the representations, warranties and covenants of the Company contained in this Agreement; (iii) the Company’s reports on Form 10-K for the year ended December 31, 2010 and on Form 10-Q for the periods ended March 31, 2011, and June 30, 2011; and (iv) answers to all questions the Investor submitted to the Company regarding the Company; and the Investor has relied on the information contained therein and on its own due diligence investigation and has not been furnished any other documents, literature, memorandum or prospectus.

Section 3.08

No General Solicitation. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Shares.

Section 3.09

Not an Affiliate. The Investor is not an officer, director or a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Company or any “Affiliate” (as that term is defined in Rule 405 of the Securities Act) of the Company.

Section 3.10

Trading Activities. The Investor’s trading activities with respect to the Company’s common stock is and shall be in compliance with all applicable federal and state securities laws, rules and regulations and the rules and regulations of the Principal Market on which the Company’s common stock is listed or traded.

Article IV. Representations and Warranties of the Company

Except as stated below or in the SEC Documents (as defined herein), the Company hereby represents and warrants to, and agrees with, the Investor that the following are true and correct as of the date hereof and will be true and correct as of each Advance Date:

Section 4.01

Organization and Qualification. The Company is duly incorporated and validly existing in the jurisdiction of its incorporation and has all requisite corporate power to own its properties and to carry on its business as now being conducted. Each of the Company and its subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or to be in good standing would not have a Material Adverse Effect on the Company and its subsidiary taken as a whole.

Section 4.02

Authorization, Enforcement, Compliance with Other Instruments.  (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement and any related agreements, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Registration Rights Agreement and any related agreements by the Company and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) this Agreement, the Registration Rights Agreement and any related agreements have been duly executed and delivered by the Company, (iv) this Agreement, the Registration Rights Agreement and assuming the execution and delivery thereof and acceptance by the Investor constitute together with any related agreements the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

Section 4.03

Capitalization. The authorized capital stock of the Company consists of 195,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”), of which 81,791,338 shares of Common Stock and zero shares of Preferred Stock are issued and outstanding as of the Execution Date. All of such outstanding shares have been validly issued and are fully paid and nonassessable.  Except as disclosed in the SEC Documents, no shares of Common Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as disclosed in the SEC Documents, or in the capitalization table attached hereto as Exhibit B, and made a part hereof, as of the date hereof, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or its subsidiary, or contracts, commitments, understandings or arrangements by which the Company or its subsidiary is or may become bound to issue additional shares of capital stock of the Company or its subsidiary or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or its subsidiary, (ii) there are no outstanding debt securities (iii) there are no outstanding registration statements other than on Form S-8, and (iv) there are no agreements or arrangements under which the Company or its subsidiary is obligated to include in the Registration Statement any of their securities

(except pursuant to the Registration Rights Agreement). There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any related agreement or the consummation of the transactions described herein or therein. The Company has furnished to the Investor true and correct copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s By-laws, as in effect on the date hereof (the “By-laws”), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

Section 4.04

No Conflict. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Certificate of Incorporation, any certificate of designation of any outstanding series of preferred stock of the Company or the By-laws or (ii) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or its subsidiary is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market on which the Common Stock is quoted) applicable to the Company or its subsidiary or by which any material property or asset of the Company or its subsidiary is bound or affected and which would cause a Material Adverse Effect. Except as disclosed in the SEC Documents, neither the Company nor its subsidiary is in violation of any term of or in default under its Articles of Incorporation or By-laws, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiary. The business of the Company and its subsidiary is not being conducted in violation of any material law, ordinance, regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or as contemplated by this Agreement or the Registration Rights Agreement in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations, other than the filing of the Registration Statement, which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its subsidiary are unaware of any fact or circumstance which might give rise to any of the foregoing.

Section 4.05

SEC Documents; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the Securities Exchange Act for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (all of the foregoing filed prior to the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”) on timely basis or has received a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension. The Company has delivered to the Investor or its representative, or made available through the SEC’s website at http://www.sec.gov, true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Investor which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

Section 4.06

10b-5. The SEC Documents do not include any untrue statements of material fact, nor do they omit to state any material fact required to be stated therein necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 4.07

No Default. Except as disclosed in the SEC Documents, the Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property is bound and neither the execution, nor the delivery by the Company, nor the performance by the Company of its obligations under this Agreement or any of the exhibits or attachments hereto will conflict with or result in the breach or violation of any of the terms or provisions of, or constitute a default or result in the creation or imposition of any lien or charge on any assets or properties of the Company under its Certificate of Incorporation, By-Laws, any material indenture, mortgage, deed of trust or other material agreement applicable to the Company or instrument to which the Company is a party or by which it is bound, or any statute, or any decree, judgment, order, rule or regulation of any court, governmental agency or body having jurisdiction over the Company or its properties, in each case which default, lien or charge is likely to cause a Material Adverse Effect.

Section 4.08

Intellectual Property Rights. The Company and its subsidiary own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted.  The Company and its subsidiary do not have any knowledge of any infringement by the Company or its subsidiary of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, and, to the knowledge of the Company, there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or its subsidiary regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its subsidiary are unaware of any fact or circumstance which might give rise to any of the foregoing.

Section 4.09

Employee Relations. Neither the Company nor its subsidiary is involved in any labor dispute nor, to the knowledge of the Company or its subsidiary, is any such dispute threatened. None of the Company’s or its subsidiary’s employees is a member of a union and the Company and its subsidiary believe that their relations with their employees are good.

Section 4.10

Environmental Laws. The Company and its subsidiary are (i) in compliance with any and all applicable material foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval.

Section 4.11

Title. Except as set forth in the SEC Documents, the Company has good and marketable title to its properties and material assets owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company. Except as set forth in the SEC Documents, any real property and facilities held under lease by the Company or its subsidiary are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiary.

Section 4.12

Insurance. The Company and its subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiary are engaged. Neither the Company nor its subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor its subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at a cost that would not have a Material Adverse Effect from similar insurers as may be necessary to continue its business.

Section 4.13

Regulatory Permits. The Company and its subsidiary possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor its subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

Section 4.14

Internal Accounting Controls. The Company and its subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded amounts for assets is compared with the value of such assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 4.15

No Material Adverse Breaches. Except as set forth in the SEC Documents, neither the Company nor its subsidiary is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries. Except as set forth in the SEC Documents, neither the Company nor its subsidiary is in breach of any contract or agreement which breach, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiary.

Section 4.16

Absence of Litigation. Except as set forth in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Stock or the Company’s subsidiary, wherein an unfavorable decision, ruling or finding would (i) have a Material Adverse Effect on the transactions contemplated hereby (ii) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the documents contemplated herein, or (iii) except as expressly disclosed in the SEC Documents, have a Material Adverse Effect.

Section 4.17

Subsidiaries. Except as disclosed in the SEC Documents, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity.

Section 4.18

Tax Status. Except as disclosed in the SEC Documents, the Company and its subsidiary has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company and its subsidiary has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim

Section 4.19

Certain Transactions. Except as set forth in the SEC Documents none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

Section 4.20

Fees and Rights of First Refusal. The Company is not obligated to offer the Shares on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

Section 4.21

Use of Proceeds. The Company shall use the net proceeds from the sale of the Shares for working capital and other general corporate purposes.

Section 4.22

Further Representation and Warranties of the Company. For as long as any of the Shares are owned by the Investor, the Company acknowledges, represents, warrants and agrees that it will use its best efforts to maintain the listing of its Common Stock on a Principal Market.

Section 4.23

Opinion of Counsel at Closing. Investor shall receive, on the date hereof, an opinion letter from counsel to the Company in regards to this transaction, in an agreed upon form.

Section 4.24

Dilution. The Company is aware and acknowledges that issuance of the Shares could cause dilution to existing shareholders and could significantly increase the outstanding number of shares of Common Stock.

Section 4.25

Acknowledgment Regarding Investor’s Purchase of Shares. The Company acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by the Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Investor’s purchase of the Shares. The Company is aware and acknowledges that it may not be able to request Advances under this Agreement if it cannot obtain an effective Registration Statement or if issuances of Common Stock pursuant to any Advances would violate any rules of the Principal Market. The Company further is aware and acknowledges that the Investor’s Shares and any fees paid pursuant to this Agreement shall be earned on the date hereof and not refundable or returnable under any circumstances.

Article V.  Indemnification

The Investor and the Company represent to the other the following with respect to itself:

Section 5.01

Indemnification.

(a)

 In consideration of the Investor’s execution and delivery of this Agreement, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Investor, and all of its officers, directors, partners, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Investor Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Investor Indemnitees or any of them as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, (ii any breach of any covenant, agreement or obligation of the Company contained in this Agreement or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (iii) any cause of action, suit or claim brought or made against such Investor Indemnitee not arising out of any action or inaction of an Investor Indemnitee, and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Investor Indemnitees.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

(b)

 In consideration of the Company’s execution and delivery of this Agreement, and in addition to all of the Investor’s other obligations under this Agreement, the Investor shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, shareholders, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Investor in this Agreement, the Registration Rights Agreement, or any instrument or document contemplated hereby or thereby executed by the Investor, (ii) any breach of any covenant, agreement or obligation of the Investor(s) contained in this Agreement, the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by the Investor, or (iii) any cause of action, suit or claim brought or made against such Company Indemnitee based on  misrepresentations or due to a breach by the Investor and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Company Indemnitees. To the extent that the foregoing undertaking by the Investor may be unenforceable for any reason, the Investor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

(c)

The obligations of the parties under this Section 5.01 to indemnify or make contributions to the payment and satisfaction of each of the Indemnified Liabilities shall survive the termination of this Agreement.

Article VI.
Covenants of the Company

Section 6.01

Registration Rights. The Company shall use its best efforts to cause the Registration Rights Agreement to remain in full force and effect and the Company shall comply in all material respects with the terms thereof.

Section 6.02

Listing of Common Stock. The Company shall use its best efforts to at all times maintain the Common Stock’s authorization for quotation or listing on a Principal Market.

Section 6.03

Exchange Act Registration. The Company will use its best efforts to cause its Common Stock to continue to be registered under Section 12(g) of the Exchange Act, will file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act and will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Exchange Act.

Section 6.04

Transfer Agent Instructions. On the Effective Date the Company shall deliver instructions to its transfer agent to issue shares of the Common Stock to the Investor free of restrictive legends on or before the date of each Closing.

Section 6.05

Corporate Existence. The Company will take all steps necessary to preserve and continue the corporate existence of the Company.

Section 6.06

Notice of Certain Events Affecting Registration; Suspension of Right to Request an Advance. The Company will immediately notify the Investor upon its becoming aware of the occurrence of any of the following events in respect of the Registration Statement or related prospectus relating to an offering of Registrable Securities: (i) receipt from the SEC or any other Federal or state governmental authority during the period of effectiveness of the Registration Statement of any request for additional information or for amendments or supplements to the registration statement or related prospectus; (ii) the issuance by the SEC or any other Federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus of any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate; and the Company will promptly make available to the Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to the Investor any Advance Notice during the continuation of any of the foregoing events.

Section 6.07

Consolidation; Merger. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into another Person, or transfer all or substantially all the assets of the Company to another Person (each, a “ Consolidation Event”) unless the Person surviving such merger or consolidation (if not the Company) or such acquiring entity assumes by written instrument the obligations of the Company under this Agreement.

Section 6.08

Issuance of the Company’s Common Stock. The sale of the Shares, to the extent not covered by the Registration Statement, shall be made in accordance with the provisions and requirements of Regulation D and any applicable state securities law.

Section 6.09

Review of Public Disclosures. All SEC filings (including, without limitation, all filings required under the Exchange Act, which include Forms 10-Q and 10-K and 8-K, etc) and other public disclosures made by the Company, including, without limitation, all press releases, investor relations materials, and scripts of analysts meetings and calls, shall be reviewed and approved for release by the Company’s Chief Executive Officer and, if containing financial information, the Company’s independent certified public accountants.

Section 6.10

Market Activities.

The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock or (ii) sell, bid for or purchase the Common Stock during the Commitment Period, or (iii) pay anyone any compensation for soliciting purchases of the Common Stock.

Section 6.11

Opinion of Counsel Concerning Resales. Provided that the Investor’s resale of Common Stock received pursuant to this Agreement may be freely sold by the Investor either pursuant to an effective Registration Statement or in accordance with Rule 144, the Company shall obtain for the Investor, at the Company’s expense, any and all opinions of counsel which may be required by the Company’s transfer agent to issue such shares free of restrictive legends, or to remove legends from such shares.

Section 6.12

Subsequent Officer/Director Registration Statements. Commencing on the Execution Date and expiring upon termination of this Agreement, the Company agrees that it will not, without the prior written consent of Investor, register for resale any shares of the common stock of the Company belonging to any Officer or Director of the Company.

Article VII.
Conditions for Advance and Conditions to Closing

Section 7.01

Conditions Precedent to the Right of the Company to Deliver an Advance Notice . The right of the Company to deliver an Advance Notice is subject to the fulfillment by the Company, on such relevant Advance Notice Date, of each of the following conditions:

(a)

Accuracy of the Company’s Representations and Warranties.  The representations and warranties of the Company shall be true and correct in all material respects (except for representations and warranties that speak as of a specific date).

(b)

Registration of the Common Stock with the SEC. There is an effective Registration Statement pursuant to which the Investor is permitted to utilize the prospectus thereunder to resell all of the shares of Common Stock issuable pursuant to such Advance Notice, and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future. Neither the Company nor the Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC’s concerns have been addressed and the Investor is reasonably satisfied that the SEC no longer is considering or intends to take such action), and (ii) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or related prospectus shall exist.

(c)

Authority. The Company shall have obtained all permits and qualifications required by any applicable state in accordance with the Registration Rights Agreement for the offer and sale of the shares of Common Stock, or shall have the availability of exemptions therefrom. The sale and issuance of the shares of Common Stock shall be legally permitted by all laws and regulations to which the Company is subject.

(d)

Fundamental Changes. There shall not exist any fundamental changes to the information set forth in the Registration Statement which would require the Company to file a post-effective amendment to the Registration Statement.

(e)

Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to each Advance Notice Date.

(f)

No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly and adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have a Material Adverse Effect.

(g)

No Suspension of Trading in or Delisting of Common Stock.  The Common Stock is trading or is quoted on a Principal Market and all of the Shares issuable pursuant to such Advance Notice will be listed or quoted for trading on such Principal Market (and the Company believes, in good faith, that the trading or quoting of the Common Stock on a Principal Market will continue uninterrupted for the foreseeable future. The issuance of Shares with respect to the applicable Advance Notice will not violate the shareholder approval requirements of the Principal Market. The Company shall not have received any notice threatening the continued listing or quotation of the Common Stock on the Principal Market.

(h)

Maximum Advance Amount. The amount of an Advance requested by the Company shall not exceed the Maximum Advance Amount.

(i)

Authorized. There shall be a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock available for the issuance of all of the Shares.

(j)

Executed Advance Notice. The Investor shall have received the Advance Notice executed by an officer of the Company and the representations contained in such Advance Notice shall be true and correct as of each Advance Notice Date.

(k)

Continuing DWAC Eligibility. The Common Stock to be issued pursuant to the Advance shall continue to be eligible for electronic transmission to and from the Company’s transfer agent through the Deposit/Withdrawal at Custodian system maintained by the Depository Trust Company.

(l)

Continuing Clearing House Acceptability. The Common Stock to be issued pursuant to the Advance shall continue to be eligible for deposit with and clearing through the Depository Trust Company or another FINRA member clearing firm without cost or expense to the investor.

Article VIII.
Due Diligence Review; Non-Disclosure of Non-Public Information

Section 8.01

Non-Disclosure of Non-Public Information.

(a)

The Company covenants and agrees that it shall refrain from disclosing, and shall cause its officers, directors, employees and agents to refrain from disclosing, any material non-public information to the Investor without also disseminating such information to the public, unless prior to disclosure of such information the Company identifies such information as being material non-public information and provides the Investor with the opportunity to accept or refuse to accept such material non-public information for review.

(b)

Nothing herein shall require the Company to disclose non-public information to the Investor or its advisors or representatives, and the Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Investor and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 8.01 shall be construed to mean that Persons or entities other than the Investor (without the written consent of the Investor prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such Persons or entities from notifying the Company of their opinion that based on such due diligence by such Persons or entities, that the Registration Statement contains an untrue statement of material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

Article IX.
Choice of Law/Jurisdiction

This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in New York County, New York, and expressly consent to the jurisdiction and venue of the Supreme Court of New York, sitting in New York County, New York and the United States District Court for the Southern District of New York, sitting in Manhattan, New York, for the adjudication of any civil action asserted pursuant to this Agreement.

Article X. Assignment; Termination

Section 10.01

Assignment. Neither this Agreement nor any rights of the Company hereunder may be assigned to any other Person.

Section 10.02

Termination.

(a)

Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earliest of (i) the first day of the month next following the second (2nd) anniversary of the Effective Date, or (ii) the date on which the Investor shall have made payment of Advances pursuant to this Agreement in the aggregate amount of the Commitment Amount.

(b)

The Company may terminate this Agreement effective upon fifteen Trading Days’ prior written notice to the Investor; provided that (i) there are no Advances outstanding for which a Closing has not occurred, and (ii) the Company has paid all amounts owed to the Investor pursuant to this Agreement. This Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such mutual written consent. In the event of any termination of this Agreement by the Company hereunder, so long as the Investor owns any Shares and at the time of any such termination the Investor will promptly inform the Company in writing of such ownership and thereafter when it has sold all such Shares, unless all of such Shares may be resold by the Investor without registration and without any time, volume or manner limitations pursuant to Rule 144, the Company shall not suspend (except as provided for in the Registration Rights Agreement) or withdraw the Registration Statement or otherwise cause the Registration Statement to become ineffective, or voluntarily delist the Common Stock from, the Principal Market without listing the Common Stock on another Principal Market.

(c)

The obligation of the Investor to make an Advance to the Company pursuant to this Agreement shall terminate permanently (including with respect to an Advance Date that has not yet occurred) in the event that (i) there shall occur, for any reason other than due to the acts of the Investor, any stop order or suspension of the effectiveness of the Registration Statement for an aggregate of fifty (50) Trading Days during the Commitment Period, or (ii) the Company shall at any time fail materially to comply with the requirements of Article VI of this Agreement and such failure is not cured within 30 days after receipt of written notice from the Investor; provided, however, that this termination provision shall not apply to any period commencing upon the filing of a post-effective amendment to such Registration Statement and ending upon the date on which such post effective amendment is declared effective by the SEC.

(d)

Nothing in this Section 10.02 shall be deemed to release the Company or the Investor from any liability for any breach under this Agreement, or to impair the rights of the Company or the Investor to compel specific performance by the other party of its obligations under this Agreement.

Article XI. Notices

Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) if it is a notice that is not related to an Advance, upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested; (iii) if it is a notice related to an Advance, upon receipt, when sent by facsimile, provided (a) the recipient of such notice acknowledges the receipt of such notice, or (b) a copy is mailed by U.S. first class mail; (iv) three (3) days after being sent by U.S. certified mail, return receipt requested, or (v) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company, to:	Bioheart, Inc.
13794 NW 4th Street, Suite 212
Sunrise, Florida 33325
Attention: Chief Executive Officer
Telephone: (954) 835-1500
Facsimile: (954) 845-9976 Email: csguck@bioheart.com

With a copy to:	Sichenzia Ross Friedman Ference LLP
Att: Gregory Sichenzia 61 Broadway, 32nd Floor
New York, NY 10006
Telephone: (212) 930-9700
Facsimile: (212) 930-9725

If to the Investor(s):	Greystone Capital Partners
1170 Kane Concourse, Suite 404 Bay Harbor, FL 33154 Attention: Bryan Collins, President
Telephone: 954-536-6491
Facsimile: 305-396-2000 Email: brc279@gmail.com

Each party shall provide five (5) days prior written notice to the other party of any change in address or facsimile number.

Article XII. Miscellaneous

Section 12.01

Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective as of the Execution Date when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional originally executed signature pages to be physically delivered to the other party within five (5) days of such delivery by facsimile transmission, though failure to deliver such copies shall not affect the validity of this Agreement.

Section 12.02

Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

Section 12.03

Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price, trading volume and the VWAP of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

Section 12.04

Fees and Expenses. Each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby.

Section 12.05

Brokerage. Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any Person claiming brokerage commissions or finder’s fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

Section 12.06

Confidentiality. If for any reason the transactions contemplated by this Agreement are not consummated, each party hereto shall keep confidential any information obtained from the other party (except information publicly available or in such party’s domain prior to the date hereof, and except as required by court order) and shall promptly return to the other party all schedules, documents, instruments, work papers or other written information without retaining copies thereof, previously furnished to it as a result of this Agreement or in connection herein.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Standby Equity Distribution Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY:
BIOHEART, INC.

By: /s/Mike Tomas
Mike Tomas
President and Chief Executive Officer

INVESTOR:
GREYSTONE CAPITAL PARTNERS

By: /s/Bryan Collins
Name: Bryan Collins
Title: President

EXHIBIT A

ADVANCE NOTICE

BIOHEART, INC.

The undersigned, _______________________ hereby certifies, with respect to the offer and sale of shares of Common Stock of BIOHEART, INC. (the “Company”) issuable in connection with this Advance Notice, delivered pursuant to the Standby Equity Distribution Agreement (the “ Agreement”), as follows:

1.

The undersigned is the duly elected ______________ of the Company.

2.

There are no fundamental changes to the information set forth in the Registration Statement which would require the Company to file a post effective amendment to the Registration Statement.

3.

The Company has performed in all material respects all covenants and agreements to be performed by the Company and has complied in all material respects with all obligations and conditions contained in the Agreement on or prior to the Advance Notice Date, and shall continue to perform in all material respects all covenants and agreements to be performed by the Company through the applicable Advance Date and Closing. All conditions to the delivery of this Advance Notice required to be satisfied by the Company are satisfied as of the date hereof.

4.

The undersigned hereby represents, warrants and covenants that the Company has made all filings (“SEC Filings”) required to be made by it pursuant to applicable securities laws (including, without limitation, all filings required under the Securities Exchange Act of 1934, which include Forms 10-Q or 10-K or 8-K, etc.). All SEC Filings and other public disclosures made by the Company, including, without limitation, all press releases, analysts meetings and calls, etc. (collectively, the “Public Disclosures”), have been reviewed and approved for release by the Company’s Chief Executive Officer and, if containing financial information, the Company’s independent certified public accountants. None of the Company’s Public Disclosures contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

5.

The Advance requested is _____________________.

The undersigned has executed this Advance Notice this _ day of _________________.

BIOHEART, INC.

By:

Name:

Title:

If Returning This Advance Notice via Facsimile Please Send To: 305-396-2000

If by Mail, via Federal Express To:

Greystone Capital Partners

1170 Kane Concourse, Suite 404

Bay Harbor, FL 33154

Attention: Bryan Collins, President

If by email, to:

brc279@gmail.com

EXHIBIT B

Capitalization Table

		As of
		October 31, 2011
Shares of Preferred Stock Issued & Outstanding		0
Shares of Common Stock Issued & Outstanding		81,791,338

Outstanding Warrants @	$ 0.03	1,935,490
Outstanding Warrants @	$ 0.05	1,475,000
Outstanding Warrants @	$ 0.06	3,400,020
Outstanding Warrants @	$ 0.08	1,953,235
Outstanding Warrants @	$ 0.09	55,560
Outstanding Warrants @	$ 0.10	500,000
Outstanding Warrants @	$ 0.11	454,550
Outstanding Warrants @	$ 0.13	636,365
Outstanding Warrants @	$ 0.14	209,508
Outstanding Warrants @	$ 0.15	364,302
Outstanding Warrants @	$ 0.18	3,986,705
Outstanding Warrants @	$ 0.19	1,689,375
Outstanding Warrants @	$ 0.20	58,910
Outstanding Warrants @	$ 0.22	51,390
Outstanding Warrants @	$ 0.23	62,635
Outstanding Warrants @	$ 0.25	35,715
Outstanding Warrants @	$ 0.53	1,766,585
Outstanding Warrants @	$ 0.54	56,670
Outstanding Warrants @	$ 0.55	24,000
Outstanding Warrants @	$ 0.58	28,128
Outstanding Warrants @	$ 0.59	183,672
Outstanding Warrants @	$ 0.61	24,000
Outstanding Warrants @	$ 0.64	190,002
Outstanding Warrants @	$ 0.65	538,035
Outstanding Warrants @	$ 0.66	909,090
Outstanding Warrants @	$ 0.68	79,896
Outstanding Warrants @	$ 0.70	36,435
Outstanding Warrants @	$ 0.71	848,665
Outstanding Warrants @	$ 0.73	118,400
Outstanding Warrants @	$ 0.74	76,692
Outstanding Warrants @	$ 0.77	14,061
Outstanding Warrants @	$ 0.78	84,966
Outstanding Warrants @	$ 0.79	972,318
Outstanding Warrants @	$ 0.80	153,327
Outstanding Warrants @	$ 0.82	60,882
Outstanding Warrants @	$ 0.84	25,716
Outstanding Warrants @	$ 0.85	63,804
Outstanding Warrants @	$ 0.86	20,832
Outstanding Warrants @	$ 0.89	12,972

Outstanding Warrants @	$ 0.90	18,801
Outstanding Warrants @	$ 0.95	36,078
Outstanding Warrants @	$ 1.09	5,000
Outstanding Warrants @	$ 1.24	14,562
Outstanding Warrants @	$ 1.25	3,542
Outstanding Warrants @	$ 1.60	24,810
Outstanding Warrants @	$ 1.62	34,422
Outstanding Warrants @	$ 1.81	13,433
Outstanding Warrants @	$ 1.90	12,343
Outstanding Warrants @	$ 1.93	25,633
Outstanding Warrants @	$ 1.94	9,300
Outstanding Warrants @	$ 1.97	61,562
Outstanding Warrants @	$ 1.99	3,675
Outstanding Warrants @	$ 2.05	263,157
Outstanding Warrants @	$ 2.60	38,016
Outstanding Warrants @	$ 3.60	5,000
Outstanding Warrants @	$ 4.93	100,000
Outstanding Warrants @	$ 5.67	192,834
Outstanding Warrants @	$ 6.00	40,000
Outstanding Warrants @	$ 6.56	77,000
Outstanding Warrants @	$ 7.69	2,508,448
	Total	26,645,524

Outstanding Stock Options @	$ 0.07	1,310,000
Outstanding Stock Options @	$ 0.10	1,250,000
Outstanding Stock Options @	$ 0.21	210,000
Outstanding Stock Options @	$ 0.50	500,000
Outstanding Stock Options @	$ 0.68	224,360
Outstanding Stock Options @	$ 0.71	184,580
Outstanding Stock Options @	$ 0.74	20,200
Outstanding Stock Options @	$ 0.85	70,000
Outstanding Stock Options @	$ 0.92	50,000
Outstanding Stock Options @	$ 5.25	159,500
Outstanding Stock Options @	$ 5.67	636,504
Outstanding Stock Options @	$ 7.69	39,572
Outstanding Stock Options @	$ 8.47	6,796
	Total	4,661,512

Convertible Promissory Note dated 5/16/11	$ 34,750.00
Convertible Promissory Note dated 9/28/11	$ 35,000.00
Convertible Promissory Note dated 10/1/11	$ 24,585.00
Convertible Promissory Note dated 11/1/11	$139,728.82

Total Convertible Debt	$234,063.82